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                                                                   EXHIBIT 10.14

                            CLOSING ESCROW AGREEMENT

         THIS CLOSING ESCROW AGREEMENT ("Closing Escrow Agreement") is made and entered into as of the 29th day of May, 1998 (the "Effective Date"), by and among Chester A. Shuman Jr., ("Shuman"), individually and as Trustee under the Harper and Shuman, Inc. Employee Stock Ownership Plan and Trust ("TP ESOP"), the other Shareholders of TP and holders of options on shares of TP named herein and executing this Agreement (collectively, the "Sellers"); Turtledove Acquisition Corp., a Virginia corporation ("Purchaser"); and Crestar Bank, a Virginia banking corporation ("Closing Escrow Agent").

                                   RECITALS:

         R-1.    As of the date hereof Purchaser and Sellers have entered into an Agreement and Plan of Reorganization (the "Agreement") under the terms of which Purchaser has agreed to purchase from Sellers and Sellers have agreed to exchange with Purchaser 100% of the outstanding stock of Harper and Shuman, Inc., ("TP") for certain shares of Tea Party Common Stock and options therefor, all as set forth in the Agreement.

         R-2.    Under the terms of the Agreement Purchaser is to deliver in escrow to Closing Escrow Agent 10% of Tea Party Common Stock received in the transaction, 68,577 shares and 10% of options to purchase being granted and received pursuant to the transaction, 423 shares of Tea Party Common Stock (the "Escrowed Securities") which are intended to be applied under the terms of the Agreement to be valued under the Agreement and paid out in accordance with the terms hereof and of Article VIII under the Agreement.

         R-3.    The capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Agreement.

         NOW, THEREFORE, in consideration of their respective promises and undertakings hereunder, the parties hereto, each intending to be legally bound hereby, do covenant and agree respectively as follows:

         1.      Delivery and Receipt of Funds.

                 (a) Simultaneously or as soon thereafter as practicable after Closing of the Agreement, Purchaser will deliver to the Closing Escrow Agent the Escrowed Securities to be held under the terms and conditions set forth herein and in the Agreement. Receipt of the so deposited "Escrowed Securities" is hereby acknowledged by the Closing Escrow Agent.




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                 (b)      Certificates representing the Escrowed Securities
shall be delivered to the Closing Escrow Agent concurrent with the execution hereof and shall be accompanied by stock powers duly signed with signature guarantees.

                 (c) During the Escrow Period, the Closing Escrow Agent shall receive all of the money, stock dividends, additional shares and distributions of stock or noncash property of every kind, hereafter distributed on or in respect of the Escrowed Securities ("Distributions" and, together with the Escrowed Securities, the "Escrow Fund"), whether in addition to or in substitution for the Escrowed Securities, in connection with any merger, consolidation, sale of assets, exchange of shares, reclassification or otherwise, and such Distributions are hereby deemed assigned, transferred and delivered to Closing Escrow Agent to be held pursuant to this Closing Escrow Agreement.

                 (d) For so long as the Escrowed Securities are held by the Closing Escrow Agent, the respective Seller shall each be entitled to all of the rights and privileges including the right to vote the shares accorded record and beneficial owners of the Common Stock of Tea Party with respect to the Tea Party Common Stock deposited by each Seller pursuant to this Closing Escrow Agreement and any additional Tea Party Common Stock pursuant to any Distribution.

                 (e) The Escrowed Securities shall not be assigned, sold, hypothecated, pledged, transferred or otherwise disposed of (except by will, descent, or operation of law) until released from escrow and each Seller understands and agrees that the Purchaser and/or Tea Party shall place stop transfer instructions as to the Escrowed Securities with its transfer agent.

         2.      Sellers' Representatives.

                 (a) Shuman, or if Shuman shall be unable or unwilling at any time to so serve, David L. Shuman (the "Alternate Representative"), is hereby irrevocably appointed attorney-in-fact, and authorized and empowered to act, for and on behalf of any or all of the Sellers (with full power of substitution in the premises) in connection with the Closing Escrow Agreement, as may be reasonably necessary for the consummation of the transactions contemplated hereby (the above-named representative together with the Alternate Representative being referred to herein as the "TP Sellers' Representative"). By his execution hereof, Shuman hereby accepts such appointment and agrees to act as the TP Sellers' Representative hereunder. Tea Party and Purchaser, its or their representatives and agents, and the Closing Escrow Agent and its representatives and agents, shall be entitled to rely on such appointment and treat such TP Sellers' Representative as the duly appointed attorney-in-fact of each Seller. Each Seller, by such Seller's execution hereof, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of Purchaser to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the Seller. Each Seller, for itself and for its successors and assigns, pro rata with the other Sellers based on the value of the shares of Tea Party Common Stock (and options therefor) received by such Seller






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at the Closing (and based on the Tea Party Common Stock Closing Price), hereby agrees to indemnify the TP Sellers' Representative, and to hold the TP Sellers' Representative harmless from, any and all actions that the TP Sellers' Representative may take in his capacity as such, except for such actions and forbearances as constitute gross negligence or wilful misconduct on the part of the TP Sellers' Representative.

                 (b) The TP Sellers' Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Agreement in the absence of bad faith or willful misconduct. The Sellers' Representative may consult with counsel in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of counsel. The Sellers' Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter presented to him, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such documents or endorsement, and the Sellers' Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

         3.      Duties of the Closing Escrow Agent.

                 (a) To the extent that any cash is maintained in the Escrow Fund, the Closing Escrow Agent shall hold and invest and reinvest any cash proceeds in Authorized Investments (as defined below). Interest or other income and net gains, if any, realized on any assets held in the Escrow Fund shall be deemed a portion of the Escrow Fund and shall from time to time be reinvested by the Closing Escrow Agent in Authorized Investments as promptly as practicable. The Closing Escrow Agent may refrain from investing any portion of the Distributions until it receives such written investment instructions from the TP Sellers' Representative as it may reasonably request. Any cash and Authorized Investments shall be considered Escrowed Securities for purpose of any escrow provisions.

                 (b) For purposes of this Agreement, "Authorized Investments" means investments in instruments either federally insured or having a rating of "AA" (or equivalent) or better or in repurchase accounts that invest in overnight deposits having a rating of "AA" (or equivalent) or better. All Authorized Investments shall mature not more than ninety (90) days after the date of purchase thereof.

         4. Division of Escrowed Securities. As between the Sellers and Purchaser, the Escrowed Securities and Distribution shall constitute a single Escrow Fund and the entire amount thereof shall secure the indemnification obligations of Sellers to Purchaser under the Agreement; provided, however, as among the Sellers, the Escrowed Securities and Distributions shall be initially divided into eleven (11) Seller Accounts (hereinafter individually referred to as a "Seller





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Account" and collectively as the "Seller's Accounts") representing the percentages of the total Escrowed Securities as set forth on Schedule A.

         5. Termination and Release of Escrowed Securities; Disbursement of Escrow.

                 (a) At the earlier of (i) the first (1st) anniversary following the Closing Date, or (ii) the date of the first audit of financial statements containing combined operations ("Audit"), the Closing Escrow Agent shall release to Sellers based on their Accounts from the Escrowed Securities an amount of Tea Party Common Stock or, in the case of the optionholder, options of shares of Tea Party Common Stock upon exercise of such option, and any cash, if applicable, equal to (x) the balance of the Escrowed Securities less (y) the estimated amount of any Claims set forth in any "written statement of pending claims" received by the Closing Escrow Agent from Purchaser prior to the earlier of the first anniversary of the execution of this Closing Escrow Agreement or the Audit pursuant to Section 8.3 of the Agreement. At least ten
(10) days prior to releasing any portion of the Escrow Fund to Sellers, the Closing Escrow Agent shall notify TP Sellers' Representative and Purchaser of the scheduled date of the release, the amount that the Closing Escrow Agent intends to release to each Seller and the amounts, if any, being retained pursuant to any "written statement of pending claims" received from Purchaser. The escrow shall end on release of the Audit of the date specified in the sentence of this Section 5(a) and the Escrow Fund shall be released for everything except where there has been a notice of pending claims and the amounts shall be retained in sufficient amounts to satisfy such pending claim(s). For purposes of distribution and claims, the Escrowed Securities are valued as of the Closing Date of the Agreement and not the fair market value at the time of the distribution of such Escrowed Securities.

                 (b) Any amounts of Escrowed Securities retained by the Closing Escrow Agent pursuant to a "written statement of pending claims" shall continue to be so held in trust by the Closing Escrow Agent in accordance with this Agreement until the Closing Escrow Agent receives (i) written instructions signed by both Purchaser and the Sellers' Representative or (ii) a copy of an arbitration award entered by arbitrators in accordance with the procedures referred to in Section 8.3(c) of the Agreement, which copy shall be certified by such arbitrators, making a final determination with respect to the disposition of such retained amounts.

                 (c) The amounts to be released by the Closing Escrow Agent pursuant to subparagraph (a) hereof shall be made to the Sellers in proportion to the amounts in their respective Seller Accounts as of the date of the release of the Tea Party Common Stock and if applicable, any Distributions on the Escrowed Securities, plus to the extent applicable any accrued but unpaid interest.

                 (d) Except as provided in Paragraphs 5(a)-(c) above, the Closing Escrow Agent shall disburse the Escrowed Securities, or any portion thereof, only upon receipt, and pursuant to the terms, of (i) written instructions signed by both Purchaser and the Sellers' Representative, (ii) a copy of an arbitration award entered by arbitrators in accordance with the





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procedures referred to in Section 8.3(c) of the Agreement, which copy shall be certified by such arbitrators or (iii) a certified copy of the decree of any court in litigation in which both Seller and Purchaser were parties and in which Seller's indemnification obligation pursuant to Section 8.01 was decided. Notwithstanding anything herein to the contrary, in the event of the payment to the Purchaser of any amounts payable upon resolution of any Claim, the Closing Escrow Agent shall, upon notification to the Seller's Representative, be provided such additional duly executed and guaranteed stock powers as it may require from time to time.

                 (e) When the Closing Escrow Agent has taken all of the actions required by this Agreement, the Closing Escrow Agent shall thereupon and thereafter be freed and discharged of all obligations and liabilities under this Closing Escrow Agreement.

         6. Fees. Purchaser shall pay to Closing Escrow Agent, in advance, all fees of the Closing Escrow Agent at its prescribed rate.

         7.      Limitation Upon Obligation of Closing Escrow Agent.

                 (a) Closing Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or permitted hereunder, and it may assume that the signatures on any such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to issue such document, and that all actions necessary to render any such documents binding on any party thereto have been duly undertaken. Without limiting the foregoing, Closing Escrow Agent may in its discretion require from Sellers or Purchaser additional documents which it deems to be necessary or appropriate to aid it in the course of performing its obligations hereunder.

                 (b) Notwithstanding any other provision of this Agreement, in the event Closing Escrow Agent receives conflicting demands from Seller and Purchaser respecting the Escrowed Securities to Purchaser hereunder, Closing Escrow Agent may, in its sole discretion, file an interpleader action with respect thereto in any court of competent jurisdiction and deposit the Escrowed Securities with the clerk of the court or withhold release of the Escrowed Securities until instructed otherwise by court order.

                 (c)      Sellers and Purchaser do hereby jointly and severally
(i) release, and agree to indemnify and hold harmless, Closing Escrow Agent from and against any and all liability for losses, damages, and expenses (including attorneys' fees) that may be incurred by it on account of any action taken by Closing Escrow Agent in good faith pursuant to this Closing Escrow Agreement, and (ii) agree to defend and indemnify Closing Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from any action taken by Closing Escrow Agent in good faith pursuant to this Closing Escrow Agreement.

                 (d) Closing Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Closing Escrow Agent (i) shall not be under any duty to give the





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Escrow Fund any greater degree of care than it gives its own similar property and (ii) does not have and will not have any interest in the Escrow Fund but is a mere holder thereof. The Closing Escrow Agent shall be under no obligation to institute or defend any actions, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless first indemnified to its satisfaction.

         8. Independent Contractor Status. The parties hereto are and shall be independent contractors under this Closing Escrow Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between or among the parties hereto.

         9. Term of Agreement. The term of this Closing Escrow Agreement shall commence on the effective date hereof and shall continue until the entire Escrow Fund is disbursed to either Purchaser or Sellers pursuant to Section 5 above.

         10.     Miscellaneous.

                 (a) The parties hereto agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of their obligations under this Closing Escrow Agreement.

                 (b) Except for TP Sellers' Representative and Shuman as Trustee of TP ESOP, who are acting on behalf of others, each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party; and further agrees that it may not assign its rights or obligations under this Closing Escrow Agreement without the prior written consent of the other parties hereto (except that an assignment by Purchaser of such rights requires only the consent of the TP Sellers' Representative, and an assignment by any Seller requires only the consent of Purchaser).

                 (c) All notices, consents, waivers, and other communications under this Closing Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):





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if to Seller to:

         Chester A. Shuman, Jr.
         76 Rock Maple Avenue
         Hamilton, Massachusetts 01982
         Telephone No.:
                       --------------------
         Facsimile No:
                      ---------------------

with a required copy to:

         Ropes & Gray
         One International Place
         Boston, Massachusetts 02110
         Attention: Winthrop G. Minot, Esquire
         Telephone No. (617) 951-7364
         Facsimile No. (617) 951-7030

if to Purchaser to:

         Turtledove Acquisition Corp.
         8280 Greensboro Drive
         Suite 300
         McLean, Virginia  22102
         Attention:  Kenneth E. deLaski
         Telephone No. (703) 734-8606 Ext. 4410
         Facsimile No. (703) 734-1146

with a copy to:

         Hazel & Thomas, P.C.
         3110 Fairview Park Drive
         Suite 1400
         Falls Church, Virginia  22042
         Attention: Benton Burroughs, Esquire
         Telephone No. (703) 641-4277
         Facsimile No. (703) 641-4340

if to Closing Escrow Agent to:

         Crestar Bank
         919 East Main Street
         Richmond, Virginia 23219
         Attention: Corporate Trust - Escrow Administration





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         Telephone No. (804) 782-5170
         Facsimile No. (804) 782-7855

                 (d) This Closing Escrow Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Virginia (without giving effect to any choice of law provision or rule whether of the Commonwealth of Virginia or any other jurisdiction that would cause the court to apply the law of any other jurisdiction).

                 (e) No amendment or modification of this Closing Escrow Agreement shall be effective unless set forth in a writing executed by authorized representatives of the parties hereto. No waiver of any provision of this Closing Escrow Agreement shall be effective unless it is set forth in a writing which refers to the provisions so waived and the instrument in which such provision is contained and is executed by an authorized representative of the party waiving its rights. No failure or delay by any party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

                 (f) Unless otherwise specified in this Closing Escrow Agreement, time shall be of the essence with respect to the duties, obligations, and performance of Seller under this Closing Escrow Agreement.

                 (g) No party shall be held responsible for any act, failure, event, or circumstance addressed herein if such act, failure, event, or circumstance is caused by conditions beyond such party's reasonable control.

                 (h) If any provision of this Closing Escrow Agreement is held illegal, unenforceable, or in conflict with any law of any federal, state, or local government having jurisdiction over this Closing Escrow Agreement, the validity of the remaining provisions hereof shall not be affected thereby.

                 (i) The provisions of this Closing Escrow Agreement, by their terms, constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof.

                 (j) This Closing Escrow Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.



         IN WITNESS WHEREOF, the parties hereto have caused this Closing Escrow Agreement to be executed by their duly authorized representatives as set forth below.





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                        PURCHASER:

                        TURTLEDOVE ACQUISITION CORP.

                        By:
                           -------------------------------
                               Kenneth E. DeLaski, President

                        SELLER:

                        Harper and Shuman, Inc. Employee Stock
                        Ownership Plan and Trust


                        By:
                           ----------------------------------------------------
                                 Chester A. Shuman, Jr., Trustee



                        -------------------------------------------------------
                                 Chester A. Shuman, Jr., Individually



                        -------------------------------------------------------
                                 Margaret F. Flaherty



                        -------------------------------------------------------
                                 Robert Bishop



                        -------------------------------------------------------
                                 Cornelius F. Holmes



                        -------------------------------------------------------
                                 Patricia Kelly



                        -------------------------------------------------------
                                 David Kinniburgh





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                        -------------------------------------------------------
                                 Brenda Ortiz



                        -------------------------------------------------------
                                 Robert P. Stalilonis



                        -------------------------------------------------------
                                 David Lacy



                        -------------------------------------------------------
                                 Eric Brehm, as Optionee


                        CLOSING ESCROW AGENT:

                        CRESTAR BANK


                        By:
                            --------------------------------------
                        Name:
                             -------------------------------------
                        Title:
                              ------------------------------------





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